Exhibit 4.6

HCU	HOMEOWNERS CHOICE, INC.	UNIT(S)
Incorporated under the Laws of the State of Florida

UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT

CUSIP 43741E 20 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                                                                 IS THE OWNER OF                                                                                                UNIT(S). Each Unit (“Unit”) consists of one (1) share of common stock, no par value per share (“Common Stock”), of HOMEOWNERS CHOICE, INC., a Florida corporation (the “Corporation”), and one warrant (“Warrant”). A single Warrant may not be exercised. Two Warrants may be exercised to acquire one share of the Corporation’s Common Stock for $             per share (subject to adjustment). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately until the commencement of trading of the Units on The Nasdaq Global Market. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2008 (the “Warrant Agreement”), between the Corporation and American Stock Transfer & Trust Company, LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 6201 15th Avenue, Brooklyn, New York 11219, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

WITNESS the facsimile signature of its duly authorized officers.

Dated:

Secretary	President

Transfer Agent

HOMEOWNERS CHOICE, INC.

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	Custodian for
(Cust) (Minor)
TEN ENT	–	tenants by the entireties		under Uniform Gifts to Minors
JT TEN	–	as joint tenants with right of survivorship and not as
		tenants in common		Act:
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                                                                                                       hereby sell, assign and transfer unto

INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                       Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).